UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2005

THE PROVIDENCE SERVICE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50364	86-0845127
(Commission File Number)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson Arizona	85711
(Address of Principal Executive Offices)	(Zip Code)

(520) 747-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement

On August 22, 2005, we simultaneously entered into and closed on a purchase agreement with Maple Services, LLC, Maple Star Nevada, 763667 Alberta Ltd., 1239658 Ontario Inc., Hamilton C. Hudson, Hudson Family Trust, Leonard Rutman, The Rutman Family Trust and Kay Hudson pursuant to which we acquired all of the equity interest in Maple Services, LLC, a Colorado limited liability corporation, and Maple Star Nevada, a Nevada corporation. Maple Services, LLC is a for-profit management company that provides management services to Oregon and Colorado not-for-profit providers of foster care services and Maple Star Nevada provides therapeutic foster care services in several Nevada locations. The purchase price of $8.4 million (less $840,000 which was placed into escrow as security for any indemnification obligations for one year from August 22, 2005 and less certain additional adjustments contained in the purchase agreement attached hereto as Exhibit 2.1) was negotiated by the parties at arms length and was funded from our credit facility with Healthcare Business Credit Corporation, or HBCC. In addition, we may be obligated to pay, in the third fiscal quarter of 2006, an additional amount up to $2.0 million under an earn out provision as such term is defined in the purchase agreement.

Borrowings under our credit facility with HBCC bear interest at a rate equal to the sum of the annual rate in effect in the London Interbank market, or LIBOR, applicable to one month deposits of U.S. dollars on the business day preceding the date of determination plus 4.5% and all unpaid principal and any accrued and unpaid interest are due June 28, 2010. The principal balance under this credit facility is paid in consecutive monthly installments. If certain events of default including, but not limited to, failure to pay any installment of principal or interest when due, failure to pay any other charges, fees, expenses or other monetary obligations owing to HBCC when due or other particular covenant defaults, as more fully described in the Second Amended Loan and Security Agreement dated as of June 28, 2005, occur, HBCC may declare all unpaid principal and any accrued and unpaid interest and all fees and expenses immediately due. Under the Second Amended Loan and Security Agreement, any initiation of bankruptcy or related proceedings, assignment or sale of any asset or failure to remit any payments received by us on account to HBCC will accelerate all unpaid principal and any accrued and unpaid interest and all fees and expenses. In addition, if we default on certain of our indebtedness including the promissory notes issued in connection with certain completed business acquisitions, it could trigger a cross default under the Second Amended Loan and Security Agreement whereby HBCC may declare all unpaid principal and accrued and unpaid interest, other charges, fees, expenses or other monetary obligations immediately due.

This acquisition provides opportunities for our service delivery model in Colorado and Oregon and expands our presence in Nevada through seven existing direct and managed locations, 25 direct and managed social services contracts, an established direct and managed client base of over 470 clients and a work force consisting of nearly 60 direct and managed employees as of August 22, 2005.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

We issued a press release on August 22, 2005. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This information is being furnished and should not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

None.

(b) Pro forma financial information.

None.

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(c) Exhibits.

2.1	Purchase Agreement dated as of August 22, 2005 by and between The Providence Service Corporation and Maple Services, LLC, Maple Star Nevada, 763667 Alberta Ltd., 1239658 Ontario Inc., Hamilton C. Hudson, Hudson Family Trust, Leonard Rutman, The Rutman Family Trust and Kay Hudson. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

99.1	Press Release dated August 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: August 26, 2005	By:	/s/ Michael N. Deitch
Michael N. Deitch
Chief Financial Officer

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